UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2017

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Camber Energy, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

450 Gears Road, Suite 860
Houston, Texas 77067

(Address of principal executive offices, including zip code)

(713) 528-1881

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Rogers Loan Amendment

On February 1, 2017, Camber Energy, Inc. (“we”, “us” and the “Company”), entered into an amendment dated January 31, 2017, to the Second Amended Letter Loan Agreement and the Second Amended Promissory Note, both dated November 13, 2014 (the “Amendment”), with Louise H. Rogers (“Rogers”), our senior lender. Pursuant to the Amendment, the parties agreed to amend the (a) November 13, 2014 Second Amended Letter Loan Agreement (the “Amended Letter Loan”) and (b) November 13, 2014 Second Amended Promissory Note (the “Amended Note”), by extending the maturity date thereunder from January 31, 2017 to April 30, 2017. We also agreed to pay $9,000 to Rogers and $9,000 to Robertson Global Credit, LLC, the servicer of the Amended Note, in connection with our entry into the Amendment.

The foregoing descriptions of the Amendment are not complete and are qualified in their entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1, and incorporated by reference in this Item 1.01.

Short Term Promissory Note

On January 31, 2017, we borrowed $1,000,000 from Alan Dreeben, who is one of our directors, pursuant to a Short Term Promissory Note (the “Short Term Note”). The Short Term Note has a principal balance of $1,050,000 (the $1,000,000 borrowed plus a 5% original issue discount), accrues interest a 6% per annum and has a maturity date of January 31, 2018 and contains standard and customary events of default. The Short Term Note may be prepaid at any time without penalty. As additional consideration for Mr. Dreeben agreeing to make the loan, we agreed to issue Mr. Dreeben 40,000 restricted shares of common stock, subject to the additional listing of such shares on the NYSE MKT.

The foregoing description of the Short Term Note does not purport to be complete and is qualified in its entirety by reference to the Short Term Note, which is attached hereto as Exhibit 10.2, and incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described above in Item 1.01, under “Short Term Promissory Note”, which information is incorporated by reference in this Item 2.03, we issued to Alan Dreeben the Short Term Note in the aggregate principal amount of $1,050,000 (including a 5% original issue discount on the $1,000,000 loan) on January 31, 2017.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01, under “Short Term Promissory Note”, in connection with the sale of the Short Term Note, we agreed to issue Mr. Dreeben 40,000 shares of restricted common stock (“Short Term Note Shares”).

The sale and issuance of the Convertible Notes and Short Term Note Shares pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. With respect to the transactions described above, no general solicitation was made either by us or by any person acting on our behalf. The transactions were privately negotiated, and did not involve any kind of public solicitation. No underwriters or agents were involved in the foregoing sales and issuances and the Company paid no underwriting discounts or commissions.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1*

Amendment Dated January 31, 2017, to the Second Amended Letter Loan Agreement and the Second Amended Promissory Note, both dated November 13, 2014, by and between Camber Energy, Inc. and Louise H. Rogers

10.2*	Short Term Promissory Note ($1,050,000) by Camber Energy, Inc. in favor of Alan Dreeben dated January 31, 2017

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBER ENERGY, INC.
Dated: February 6, 2017	By:	/s/ Anthony C. Schnur
Anthony C. Schnur, Chief Executive Officer